Exhibit 4.17

THIS NOTE IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” “ORIGINAL YIELD TO MATURITY” AND “INITIAL SHORT ACCRUAL PERIOD OID” (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

CUSIP: -	ISIN:
REGISTERED	REGISTERED
No. FXR-	$

THE BANK OF NEW YORK MELLON CORPORATION

[SENIOR MEDIUM-TERM NOTE SERIES I]

[SENIOR SUBORDINATED MEDIUM-TERM NOTE SERIES J]

(Fixed Rate)

ORIGINAL ISSUE DATE:	INTEREST RATE:	STATED MATURITY DATE:

REDEMPTION COMMENCEMENT DATE:	INITIAL REDEMPTION PERCENTAGE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:

HOLDER’S OPTIONAL REPAYMENT DATE(S):	TOTAL AMOUNT OF OID:	ORIGINAL YIELD TO MATURITY:

INITIAL SHORT ACCRUAL PERIOD OID:	ISSUE PRICE:	INTEREST PAYMENT DATES:

CALCULATION AGENT:

☐ IF BOX IS CHECKED, THIS NOTE IS AN AMORTIZING NOTE AND INFORMATION REGARDING AMORTIZING PAYMENT DATES AND AMORTIZING PAYMENT AMOUNTS IS PROVIDED IN AN ADDENDUM.

☐ IF BOX IS CHECKED, THIS NOTE IS A RENEWABLE NOTE OR AN EXTENDIBLE NOTE AND INFORMATION REGARDING RENEWAL DATE, NEW MATURITY DATE, FINAL MATURITY DATE OR EXTENSION PERIOD, AS APPLICABLE, AND ANY OTHER APPROPRIATE INFORMATION IS PROVIDED IN AN ADDENDUM.

The Bank of New York Mellon Corporation, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                                          on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on the          day of              and              (each an “Interest Payment Date”) in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above (which for avoidance of doubt shall be             ), unless the Original Issue Date occurs between the Regular Record Date (as defined below) with respect to the first Interest Payment Date and the next succeeding Interest Payment Date or on an Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered holder of this Note on the Regular Record Date with respect to such Interest Payment Date, and on the Stated Maturity Date (or any Redemption Date as defined below or any Holder’s Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder’s Optional Repayment Date being herein referred to as a “Maturity Date” with respect to the principal repayable on such date). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day. If any payment on the Maturity Date or an Interest Payment Date is made on the next succeeding Business Day in accordance with the immediately preceding sentence, no interest on such payment shall accrue for the period from and after such Maturity Date or Interest Payment Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such

Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holder of this Note and the Trustee not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

As used herein, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Payment of the principal of, premium, if any, on and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York [in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts][If applicable, insert description of currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest is payable]; provided, however, that payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) by wire transfer in immediately available funds at such place and to such account as may be designed by the Person entitled thereto as specified in the Security Register in writing not less than 10 days prior to the date of the interest payment; and provided, further that payment may be made pursuant to the Applicable Procedures. A Holder of not less than $10,000,000 aggregate principal amount of the Notes having the same Interest Payment Dates may by written notice to the Paying and Authenticating Agent and Security Registrar (referred to below) at its principal corporate trust office in The City of New York (or at such other address as the Company shall give notice in writing), on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying and Authenticating Agent and Security Registrar, made by wire transfer of immediately available funds to a designated account maintained at a bank in The City of New York (or other bank consented to by the Company) as the holder of such Notes shall have designated; provided that such bank has appropriate facilities therefor.

[Insert if this Note is a Senior Subordinated Medium-Term Note — This Note is one of a duly authorized series of securities of the Company (hereinafter called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of February 9, 2016 (herein called the “Indenture”) between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Subordinated Medium-Term Notes Series J (the “Notes”) and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York Mellon, acting through its principal corporate trust office is the initial Paying Agent for the payment of interest and principal of the Notes; The Bank of New York Mellon acting through its principal corporate trust office is the Authenticating Agent for the Notes; and The Bank of New York Mellon acting through its principal corporate trust office is the Security Register for the Notes (the “Paying and Authenticating Agent and Security Registrar”). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.]

[Insert if this Note is a Senior Medium-Term Note — This Note is one of a duly authorized series of securities of the Company (hereinafter called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of February 9, 2016 (herein called the “Indenture”) between the

Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Medium-Term Notes Series I (the “Notes”) and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York Mellon, acting through its principal corporate trust office is the initial Paying Agent for the payment of interest and principal of the Notes; The Bank of New York Mellon acting through its principal corporate trust office is the Authenticating Agent for the Notes; and The Bank of New York Mellon acting through its principal corporate trust office is the Security Register for the Notes (the “Paying and Authenticating Agent and Security Registrar”). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.]

This Note is not subject to any sinking fund.

[Insert if this Note is a Senior Subordinated Medium-Term Note — The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and/or (b) certain restrictive covenants and Defaults with respect to this Note, in each case upon compliance by the Company with certain conditions set forth in the Indenture. At the election of the Company, these provisions shall apply to this Note.]

[Insert if this Note is a Senior Medium-Term Note — The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and/or (b) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance by the Company with certain conditions set forth in the Indenture. At the election of the Company, these provisions shall apply to this Note.]

[Insert if this Note is a Senior Subordinated Medium-Term Note, if applicable – Describe any addition to, elimination of or other change in the Events of Default or Defaults that apply to the Note, and any change in the acceleration provisions in Section 502 of the Indenture.]

[Insert if this Note is a Senior Medium-Term Note, if applicable — Describe any addition to, elimination of or other change in the Events of Default that apply to the Note, and any change in the right of the Trustee or the requisite Holders of the Notes to declare the principal amount thereof due and payable under Section 502 of the Indenture.]

[If applicable – Describe any addition to, elimination of or other change in the covenants that apply to this Note.]

This Note may be subject to repayment at the option of the Holder on any Holder’s Optional Repayment Date(s), if any, indicated above. If no Holder’s Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder’s Optional Repayment Date this Note shall be repayable in whole or in part in increments of $[1,000][Insert other minimum denomination] (provided that any remaining principal hereof shall be at least $[1,000][Insert other minimum denomination]) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” below duly completed, by the Paying and Authenticating Agent and Security Registrar at the principal corporate trust office of The Bank of New York Mellon in The City of New York, or such other address which the Company shall from time to time notify the Holder of this Note, not less than 10 nor more than 60 days prior to the Holders Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

This Note may be redeemed at the option of the Company on any date on and after the Redemption Commencement Date, if any, specified above (the “Redemption Date”). If no Redemption Commencement Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Redemption Commencement Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $[1,000][Insert other minimum denomination] (provided that any remaining principal hereof shall be at least $[1,000][Insert other minimum denomination]) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not less than 10 nor more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

[Insert if this Note is a Senior Subordinated Medium-Term Note — Notwithstanding the foregoing, the Company may not redeem this Note without having received the prior approval of the “appropriate federal banking agency” with respect to the Company, as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision, if then required under capital regulations applicable to the Company.]

Notices to the Holder of this Note with respect to redemption as provided above will be delivered to the Holder’s address listed in the Security Register maintained by the Security Registrar not less than 10 nor more than 60 days prior to the Redemption Date. Notwithstanding anything in the Indenture or this Note to the contrary, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

If this Note is redeemable at the option of the Company, the “Redemption Price” shall initially be the Initial Redemption Percentage specified above of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Redemption Commencement Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

The “Amortized Face Amount” of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of redemption or repayment, as calculated by an agent appointed by the Company, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

[Insert if this Note is a Senior Subordinated Medium-Term Note – The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.]

[Insert if this Note is a Senior Subordinated Medium-Term Note – Payment of principal on the Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the performance of any covenant of the Company, including the payment of principal or interest. In case a Default with respect to this Security shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the Securities through appropriate judicial proceedings. The Indenture defines a Default to include, without limitation, default in the payment of principal of these Securities when due and default for 30 days in any payment of interest on any Security of this series.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

[Insert if this Note is a Senior Subordinated Medium-Term Note – As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium, if any, hereon) or interest hereon on or after the respective due dates expressed herein.]

[Insert if this Note is a Senior Medium-Term Note – As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium, if any, hereon) or interest hereon on or after the respective due dates expressed herein.]

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note, at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, on and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or by such Holder’s attorney duly authorized in writing and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $[1,000][Insert other minimum denomination] or any amount in excess thereof which is an integral multiple of $[1,000][Insert other minimum denomination] and, unless otherwise specified on the face hereof, shall be denominated in U.S. dollars. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

Under the Indenture, the Company, the Trustee and the holder of the Note waive, to the fullest extent permitted by law, any right to a trial by jury in any proceeding relating to the Notes.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Except to the extent specified in this Note pursuant to Section 301 of the Indenture, in the event of any inconsistency between the Indenture and this Note, the provisions of the Indenture shall govern.

Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated:

THE BANK OF NEW YORK MELLON CORPORATION

By:

[SEAL]

Attest:

CERTIFICATE OF AUTHENTICATION: This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

By:	The Bank of New York Mellon
As Authenticating Agent

By:
Authorized Officer

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, this Note must be received at the corporate trust office of The Bank of New York Mellon, in The City of New York, or at such other place or places which the Company shall from time to time notify the Holder of this Note, not less than 10 nor more than 60 days prior to the Holder’s Optional Repayment Date, if any, specified above, with this “Option to Elect Repayment” form duly completed. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $[1,000][Insert other minimum denomination]) which the Holder elects to have repaid and specify the denomination or denominations (each of which shall be $[1,000][Insert other minimum denomination] or an integral multiple of $[1,000][Insert other minimum denomination] in excess of $[1,000][Insert other minimum denomination]) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

Date

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common

UNIF GIFT MIN ACT-             Custodian

                         (Minor)

Under Uniform Gifts to Minors Act
(State)

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE:

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint                                          attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE GUARANTEED:

NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Securities Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.